USA TRUCK APPOINTS MICHAEL K. BORROWS AS CHIEF FINANCIAL OFFICER

Brings More than 20 Years of Experience in Transportation and Finance

VAN BUREN, ARK. – September 23, 2014 – USA Truck, Inc. (NASDAQ: USAK), a leading North American transportation and logistics provider, today announced the appointment of Michael K. Borrows as chief financial officer effective September 23, 2014.

Mr. Borrows has an extensive background in transportation and finance.  He held finance and accounting leadership positions of increasing responsibility for 14 years at Kansas City Southern and BNSF Railway.  At Kansas City Southern, where his last position was senior vice president and chief accounting officer, Mr. Borrows was responsible for all accounting-related functions in the U.S. and Mexico, and worked closely with operations as well as the audit committee and board.

Immediately prior to joining USA Truck, he served as senior vice president and managing director at Pollen, Inc., a technology-based company doing business as C2FO that enables companies worldwide to optimize their working capital.  At C2FO, Mr. Borrows worked primarily with Fortune 500 companies, many in the transportation sector.

Prior to C2FO, Mr. Borrows was senior managing partner and chief financial officer of FinEquity Partners LLC, which provided management consulting services to the transportation industry, among others.

A CPA, Mr. Borrows also earned an M.B.A. from DePaul University Kellstadt School of Business in Chicago, IL, and has a B.S. in Finance, from Liberty University.

President and CEO John Simone commented, “We are delighted to welcome Michael to the USA Truck team.  With more than two decades of experience in finance and transportation, a keen strategic and analytical focus, and extensive experience in publicly listed companies, Michael is uniquely suited to USA Truck.  His proven capabilities will help us continue our forward momentum and further improve our Company’s financial performance.”

Mr. Borrows replaces Clifton R. Beckham, who, as previously announced, notified the Company in August 2014 of his plan to proceed with his resignation as executive vice president and chief financial officer.

Safe Harbor Statement
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as identified by ‘believe’.  Such forward-looking statements are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are inherently uncertain and subject to significant risks and uncertainties, some of which cannot be predicted or quantified, particularly those identified in the Risk Factor section of our most recent annual report Form 10-K as those risk factors may be updated from time to time.  As a result of these and other factors, actual results may differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  The Company makes no commitment and disclaims any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

About USA Truck
USA Truck is a transportation and logistics provider headquartered in Van Buren, Arkansas, with terminals, offices and staging facilities located throughout the United States. We transport commodities throughout the continental U.S. and into and out of portions of Canada.  We also transport general commodities into and out of Mexico by allowing through-trailer service from our terminal in Laredo, Texas.  Our Strategic Capacity Solutions and Intermodal service offerings provide customized transportation solutions using the latest technological tools available and multiple modes of transportation.

For more information, please contact:

Investor Relations Contact
Harriet Fried / Jody Burfening
LHA
(212) 838-3777
hfried@lhai.com